Exhibit 99.1

Listed on the New York Stock Exchange (CLP)	NEWS RELEASE

COLONIAL PROPERTIES TRUST
REPORTS THIRD-QUARTER 2004 EARNINGS

BIRMINGHAM, Ala., October 19, 2004—Colonial Properties Trust (NYSE: CLP), a real estate investment trust (REIT) that owns a diversified portfolio of multifamily, office and retail properties, today reported financial results for the quarter ended September 30, 2004.

Net income available to common shareholders was $5.0 million, or $0.18 per fully diluted share (EPS); for the same period in 2003, net income available to common shareholders was $6.8 million, or $0.26 per fully diluted share.

Funds from operations (FFO), a widely accepted measure of REIT performance, increased 6.8 percent to $32.6 million, or $0.86 per fully diluted share/unit (FFOPS), from $30.5 million, or $0.83 per share/unit in the 2003 third quarter. A reconciliation from ‘net income available to common shareholders’ to ‘funds from operations’ is provided in the attached tables.

Other highlights for the third quarter:

•	NOI on a same-property basis increased by 2.7 percent, 4.2 percent and 1.1 percent, respectively, for the multifamily, office and retail divisions.

•	Colonial Properties expanded its multifamily portfolio with acquisitions in Nashville, Tenn., and Austin, Texas.

•	The Company acquired a majority interest in Colonnade Properties LLC, a real estate investment company with an office-asset focus.

•	Colonial Properties acquired four retail properties in South Florida.

•	Subsequent to the end of the third quarter, Colonial Properties entered into a definitive agreement to sell Orlando Fashion Square.

•	The Company announced its intent to sell six regional malls from its retail portfolio by the end of second quarter 2005.

•	In August, Colonial Properties paid a dividend of $0.67 per common share.

Third-Quarter Highlights by Division

•	Multifamily: On a same-property basis, this division posted an NOI increase of 2.7 percent over the comparable period last year. Occupancies at the end of the period for stabilized properties were 96 percent, up 120 basis points from second quarter of 2004. Development continues of three multifamily communities totaling 950 units in Charlotte, North Carolina, Orlando, Florida and Austin, Texas.

•	Office: On a same-property basis, the office division realized an NOI increase of 4.2 percent from last year’s third quarter. Occupancies at the end of the period for stabilized properties were 92 percent, up 140 basis points from second quarter of 2004.

•	Retail: On a same-property basis, this division saw an NOI increase of 1.1 percent from the 2003 third quarter. Occupancies at the end of the period for stabilized properties were 90 percent. Also during quarter, the Company announced it would develop a 285,000-square-foot lifestyle center in Gulf Shores, Ala.

Listed on the New York Stock Exchange (CLP)	NEWS RELEASE

Commenting on the third-quarter performance, Thomas H. Lowder, Colonial Properties’ chairman and chief executive officer, stated, “Our operations continued to show improvement, which drove a solid quarter. Same-property growth was positive across all divisions and occupancy rates for all three segments were at least 90 percent. We reported FFO in line with our expectations.”

Year-to Date Results
 Year-to-date net income available to common shareholders was $24.8 million, or $0.91 per share compared with $22.7 million, or $0.92 per share, for the same period in 2003. FFO increased 12.2 percent to $97.7 million, or $2.59 per fully diluted share/unit, from $87.0 million, or $2.47 per share/unit in the 2003 period.

Acquisitions
 During the third quarter, Colonial Properties:

•	Acquired a 232-unit multifamily asset, Colonial Village at Sierra Vista, in the Round Rock submarket of Austin, Texas. The property is 94 percent occupied.

•	Entered the Nashville market by acquiring a 25 percent partnership interest and the management of 618 units in two multifamily communities. Colonial Grand at Brentwood, a 254-unit community, is 92 percent occupied and Colonial Village at Hendersonville, a 364-unit community, is 97 percent occupied.

•	Acquired four retail centers in South Florida totaling 742,000 square feet and averaging 95.8 percent occupancy.

•	Announced a $9 million investment acquiring a majority interest in Colonnade Properties LLC, a real estate investment company focused on the acquisition and management of office assets. Colonnade is a direct owner of a five-building complex in Coral Gables, Fla.

Dispositions

•	Last week, Colonial Properties and its joint venture partner signed a binding agreement with Pennsylvania Real Estate Investment Trust (NYSE: PEI) to sell Orlando Fashion Square in Orlando, Fla. The sale of this mall is expected to close in the fourth quarter.

•	In line with its retail strategy to focus on open-air centers, the Company identified six regional mall assets for sale and has retained Granite Partners to market these properties. The Company’s goal is to complete these asset sales by the second quarter of 2005.

“As a diversified REIT investing in multifamily, office and retail properties, Colonial Properties Trust is able to efficiently allocate capital between the sectors according to market conditions,” Lowder noted. “In the current economic environment, multifamily properties, as well as open air centers and community shopping centers, offer the most opportunity to create shareholder value, and the Company is targeting these sectors for near-term investment,” he added.

Listed on the New York Stock Exchange (CLP)	NEWS RELEASE

For additional details of disposition and investment activities, see the Company’s detailed Supplemental Financial Highlights available on Colonial Properties’ website.

Financing Activities
 During the third quarter, the Company repaid $100 million of unsecured medium-term notes with an average coupon of 7.27 percent and $42.3 million of secured debt with an average interest rate of 7.5 percent, which were satisfied through borrowings under its unsecured line of credit.

Portfolio Overview

•	Multifamily: The Company owns and/or manages more than 23,000 units. This is comprised of 42 wholly owned properties that total over 14,000 units and have 96 percent occupancy; a partial interest in 17 properties with over 5,200 units; and management of approximately another 4,100 units.

•	Office: Colonial Properties owns or manages 6.6 million square feet of office space. The Company’s office portfolio includes 25 wholly owned properties and one partially owned property that together total 5.7 million square feet. The Company manages an additional eight properties totaling 0.9 million square feet.

•	Retail: The Company owns and/or manages assets approximating 16.7 million square feet of retail centers, which is comprised of 45 wholly owned properties, four partially owned properties and management of another four centers.

Lowder stated, “At the beginning of the year, we announced our intention to rebalance our portfolio, which was weighted toward retail, and reinvest proceeds into the multifamily sector. As part of our diversified portfolio strategy, we are committed to the retail sector, however, when the sale of our six malls are completed, this will effectively end our presence in the major mall sector. We will focus our retail investment on open-air centers.”

EPS and FFO Per Share Guidance
 The Company’s guidance for the fourth-quarter and full-year 2004 for fully diluted EPS and FFOPS is set forth and reconciled below.

	Fourth-Quarter 2004 Range			Full-Year 2004 Range
	Low	-	High	Low	-	High
Fully Diluted EPS	$0.43	—	$0.44	$1.36	—	$1.38
Plus: Real Estate Depreciation & Amortization	0.70		0.70	2.68		2.68
Less: Gain on Sale of Assets	(0.10)		(0.10)	(0.42)		(0.42)

Fully Diluted FFOPS	$1.03	—	$1.04	$3.62	—	$3.64

Conference Call and Supplemental Materials
 Colonial Properties will hold its quarterly conference call Wednesday, October 20th at 1:00 p.m. Central time. The call will include a review of the Company’s third-quarter performance and discussion of its strategy and current expectations for the future.

Listed on the New York Stock Exchange (CLP)	NEWS RELEASE

To participate, dial 1-877-500-9123. As with previous calls, a replay will be available for one week by dialing 800-642-1687; the Conference ID will be 1133692. Access to the live call and a replay will be available through the Company’s website at www.colonialprop.com under “Investor Relations: Shareholder Information.”

Colonial Properties produces a supplemental information package that provides detailed information regarding operating performance, investing activities and the Company’s overall financial position. Additionally, 2004 earnings guidance is available in the supplemental. For a copy of Colonial Properties’ detailed Supplemental Financial Highlights, please visit the Company’s website at www.colonialprop.com under the “Investor Relations: Financial Reporting” tab or contact Investor Relations at 800-645-3917.

Company Summary
 Colonial Properties Trust is a diversified REIT that, through its subsidiaries, owns a portfolio of multifamily, office and retail properties where you live, work and shop in Alabama, Florida, Georgia, Mississippi, North Carolina, South Carolina, Tennessee, Texas and Virginia. Colonial Properties Trust performs development, acquisition, management, leasing and brokerage services for its portfolio and properties owned by third parties. Colonial Properties Trust is a diversified REIT, which has a total market capitalization of $3.5 billion. The cornerstone of Colonial Properties’ success is its live, work and shop diversified investment strategy. The Company manages or leases 23,786 apartment units, 6.6 million square feet of office space and 16.7 million square feet of retail shopping space. Additional information on Colonial Properties Trust is available on the Internet at www.colonialprop.com. The Company, headquartered in Birmingham, Ala., is listed on the New York Stock Exchange under the symbol “CLP” and is included in the S&P SmallCap 600 Index.

Forward Looking Statements
 “Safe Harbor” Statement under the Private Securities Litigation Reform Act of 1995: Except for the historical information contained herein, this news release contains forward-looking statements regarding Company and property performance, and is based on the Company’s current expectations and judgment. Actual results could vary materially depending on risks and uncertainties inherent to general and local real estate conditions, competitive factors specific to markets in which Colonial Properties operates, legislative or other regulatory decisions, future interest rate levels or capital markets conditions. The Company assumes no liability to update this information. For more details, please refer to the Company’s SEC filings, including its most recent Annual Report on Form 10-K and quarterly reports on Form 10-Q.

- # # # -

Contact:	Weston M. Andress, CFO/CIO, 704-376-3391 Barbara M. Pooley, SVP Investor Relations, 704-376-1774

COLONIAL PROPERTIES TRUST
Financial Statements
Third Quarter 2004

BALANCE SHEET

	As of	As of
($ in 000s)	9/30/2004	12/31/2003
ASSETS
Real Estate Investments
Operating Properties	$2,637,402	$2,378,835
Undeveloped Land & Construction in Progress	141,179	114,262

Total Real Estate, before Depreciation	2,778,581	2,493,097
Less: Accumulated Depreciation	(420,425)	(419,827)
Real estate assets held for sale, net	146,294	11,691

Net Real Estate Assets	2,504,450	2,084,961
Cash and Equivalents	7,450	8,070
Restricted Cash	2,261	1,879
Accounts Receivable, net	16,639	10,262
Notes Receivable	645	2,504
Prepaid Expenses	6,654	6,587
Deferred Debt and Lease Costs	33,174	25,832
Investment in Unconsolidated Subsidiaries	63,085	37,496
Other Assets	42,799	17,336

Total Assets	$2,677,157	$2,194,927

LIABILITIES
Long-Term Liabilities
Unsecured Credit Facility	$228,021	$205,935
Notes and Mortgages Payable	1,499,531	1,050,145
Mortgages Payable related to real estate held for sale	3,400	11,785

Total Long-Term Liabilities	1,730,952	1,267,865
Other Liabilities	87,805	55,275

Total Liabilities	1,818,757	1,323,140
MINORITY INTEREST & EQUITY
Minority Interest	1,184	—
Preferred Shares and Units, at Liquidation Value
Series B 7 1/4%, Preferred Units	100,000	100,000
Series C 9 1/4%, Preferred Shares	50,000	50,000
Series D 8 1/8%, Preferred Shares	125,000	125,000

Total Preferred Shares and Units, at Liquidation Value	275,000	275,000
Common Equity, including Minority Interest	582,216	596,787

Total Equity, including Minority Interest	858,400	871,787

Total Liabilities and Equity	$2,677,157	$2,194,927

SHARES & UNITS OUTSTANDING, END OF PERIOD

	As of	As of
(shares and units in 000s)	9/30/2004	12/31/2003
Basic
Shares	27,319	26,395
Operating Partnership Units (OP Units)	10,345	10,361

Total Shares & OP Units	37,664	36,756
Dilutive Common Share Equivalents	345	266
Diluted
Shares	27,664	26,661
Total Shares & OP Units	38,009	37,022

3Q04	- 1 -	NYSE: CLP

COLONIAL PROPERTIES TRUST
Financial Statements
Third Quarter 2004

CONSOLIDATED STATEMENTS OF INCOME

	Three Months Ended			Nine Months Ended
($ in 000s, except per share data)	9/30/2004	9/30/2003		9/30/2004	9/30/2003
Revenue
Minimum Rent	$70,811	$58,901	20.2%	$198,398	$174,775	13.5%
Percentage Rent	534	420	27.1%	1,375	1,115	23.3%
Tenant Recoveries	7,752	6,693	15.8%	21,489	21,395	0.4%
Other Property Related Revenue	5,447	3,922	38.9%	14,334	14,015	2.3%
Other Non-Property Related Revenue	1,957	1,242	57.6%	4,634	3,875	19.6%

Total Revenue	86,501	71,178	21.5%	240,230	215,175	11.6%
Operating Expenses
Property Operating Expenses:
General Operating Expenses	6,775	5,753	17.8%	18,230	16,319	11.7%
Salaries and Benefits	4,496	3,625	24.0%	12,284	10,452	17.5%
Repairs and Maintenance	7,991	6,962	14.8%	22,210	20,294	9.4%
Taxes, Licenses, and Insurance	8,601	6,535	31.6%	23,237	20,308	14.4%

Total Property Operating Expenses	27,863	22,875	21.8%	75,961	67,373	12.7%
General and Administrative	6,992	4,936	41.7%	18,209	15,001	21.4%
Depreciation	22,085	18,362	20.3%	60,441	53,668	12.6%
Amortization	3,418	1,895	80.4%	8,562	5,681	50.7%

Total Operating Expenses	60,358	48,068	25.6%	163,173	141,723	15.1%

Income from Operations	26,143	23,110	13.1%	77,057	73,452	4.9%
Other Income (Expense)
Interest Expense	(21,437)	(16,724)	28.2%	(56,063)	(49,959)	12.2%
Income from Investments	114	(114)	-200.0%	288	(330)	-187.3%
Gain (Loss) on Hedging Activities	62	(9)	-788.9%	142	(326)	-143.6%
Gain on Sale of Property	902	3,915	-77.0%	3,020	6,055	-50.1%
Other	(168)	(505)	-66.7%	(276)	(156)	76.9%

Total Other Expense	(20,527)	(13,437)	52.8%	(52,889)	(44,716)	18.3%

Income before Minority Interest & Discontinued Operations	5,616	9,673	-41.9%	24,168	28,736	-15.9%
Minority Interest
Minority Interest of limited partners	(25)	—		(36)	—
Minority Interest in CRLP - Preferred	(1,813)	(2,218)	-18.3%	(5,680)	(6,655)	-14.7%
Minority Interest in CRLP - Common	(23)	(1,067)	-97.8%	(2,071)	(1,302)	56.8%

Total Minority Interest	(1,861)	(3,285)	-43.3%	(7,787)	(7,957)	-2.5%

Income from Continuing Operations	3,755	6,388	-41.2%	16,381	20,779	-21.0%
Discontinued Operations
Income from Discontinued Operations	5,195	5,231	-0.7%	15,525	16,188	-4.1%
Gain (Loss) on Disposal of Discontinued Operations	1,566	577	171.4%	11,448	10,371	10.4%
Minority Interest in Discontinued Operations	(1,861)	(1,662)	12.0%	(7,477)	(8,573)	-12.8%

Income from Discontinued Operations	4,900	4,146	18.2%	19,496	17,986	8.4%

Net Income	8,655	10,534	-17.8%	35,906	38,765	-7.4%

Dividends to Preferred Shareholders	(3,695)	(3,724)	-0.8%	(11,086)	(11,588)	-4.3%
Preferred Share Issuance Costs	—	—		—	(4,451)	-100.0%

Net Income Available to Common Shareholders	$4,960	$6,810	-27.2%	$24,791	$22,726	9.2%

Earnings per Share - Basic
Continuing Operations	$—	$0.10	-100.0%	$0.20	$0.19	5.3%
Discontinued Operations	0.18	0.16	12.5%	0.72	0.73	-1.4%

EPS - Basic	$0.18	$0.26	-30.8%	$0.92	$0.92	0.0%

Earnings per Share - Diluted
Continuing Operations	$—	$0.10	-100.0%	$0.19	$0.19	0.0%
Discontinued Operations	0.18	0.16	12.5%	0.71	0.73	-2.7%

EPS - Diluted	$0.18	$0.26	-30.8%	$0.91	$0.92	-1.1%

3Q04	- 2 -	NYSE: CLP

COLONIAL PROPERTIES TRUST
Financial Statements
Third Quarter 2004

THIRD QUARTER FUNDS FROM OPERATIONS (FFO) RECONCILIATION

	Three Months Ended			Nine Months Ended
($ in 000s, except per share data)	9/30/2004	9/30/2003		9/30/2004	9/30/2003
Net Income Available to Common Shareholders	$4,960	$6,810	-27.2%	$24,791	$22,726	9.2%
Minority Interest in CRLP (Operating Ptr Unitholders)	1,884	2,729	-31.0%	9,548	9,875	-3.6%

Total	6,844	9,539	-28.3%	34,339	32,601	5.3%
Adjustments - Consolidated Properties
Depreciation - Real Estate	23,911	19,597	22.0%	66,193	58,784	12.6%
Amortization - Real Estate	2,467	1,035	138.4%	5,664	3,178	78.2%
Remove: Gain/(Loss) on Sale of Property	(2,468)	(4,492)	-45.1%	(14,324)	(16,426)	-12.8%
Include: Gain/(Loss) on Sale of Undepreciated Property	813	3,836	-78.8%	2,933	5,991	-51.0%

Total Adjustments - Consolidated	24,723	19,976	23.8%	60,466	51,527	17.3%
Adjustments - Unconsolidated Properties
Depreciation - Real Estate	955	963	-0.8%	2,914	2,845	2.4%
Amortization - Real Estate	46	14	228.6%	82	69	18.8%
Remove: Gain/(Loss) on Sale of Property	1	—		(144)	(3)	4700.0%
Include: Gain/(Loss) on Sale of Undepreciated Property	—	—		—	—

Total Adjustments - Unconsolidated	1,002	977	2.6%	2,852	2,911	-2.0%

Funds from Operations	$32,569	$30,492	6.8%	$97,657	$87,039	12.2%

FFO per Share
Basic	$0.87	$0.84	3.5%	$2.61	$2.49	5.1%
Diluted	$0.86	$0.83	3.3%	$2.59	$2.47	4.8%

Pursuant to the definition of Funds from Operations (“FFO”) adopted by the Board of Governors of the National Association of Real Estate Investment Trusts (“NAREIT”), FFO is calculated by adjusting net income (loss) (computed in accordance with GAAP), excluding gains (or losses) from sales of depreciated property, plus depreciation and amortization, and after adjustments for unconsolidated partnerships and joint ventures. Adjustments for unconsolidated partnerships and joint ventures are calculated to reflect FFO on the same basis.

The Company believes that FFO is useful to investors because it provides an additional indicator of the Company’s financial and operating performance. This is because, by excluding the effect of real estate depreciation and gains (or losses) from sales of properties (all of which are based on historical costs which may be of limited relevance in evaluating current performance), FFO can facilitate comparison of operating performance among equity REITs. FFO is a widely recognized measure in the Company’s industry.FFO does not represent cash generated from operating activities determined in accordance with GAAP, and should not be considered as an alternative to net cash flows from operating activities (determined in accordance with GAAP), as a measure of our liquidity, or as an indicator of our ability to make cash distributions.

THIRD QUARTER SHARES AND UNITS OUTSTANDING, WEIGHTED

	Three Months Ended			Nine Months Ended
(shares and units in 000s)	9/30/2004	9/30/2003		9/30/2004	9/30/2003
Basic
Shares	27,252	26,002	4.8%	27,005	24,527	10.1%
Operating Partnership Units (OP Units)	10,345	10,420	-0.7%	10,354	10,471	-1.1%

Total Shares & OP Units	37,597	36,422	3.2%	37,359	34,998	6.7%
Dilutive Common Share Equivalents	363	273	33.0%	345	222	55.4%
Diluted
Shares	27,615	26,275	5.1%	27,350	24,749	10.5%
Total Shares & OP Units	37,960	36,695	3.4%	37,704	35,220	7.1%

3Q04	- 3 -	NYSE: CLP

COLONIAL PROPERTIES TRUST
Financial Statements
Third Quarter 2004

THIRD QUARTER SEGMENT DATA & RECONCILATION

	Three Months Ended			Nine Months Ended
	9/30/2004	9/30/2003		9/30/2004	9/30/2003
Net Operating Income (NOI)
Divisional Same-Property NOI
Multifamily	15,281	14,880	2.7%	45,601	44,299	2.9%
Office	16,291	15,633	4.2%	47,438	49,432	-4.0%
Retail	24,556	24,296	1.1%	74,724	73,782	1.3%

Total Same-Property	56,128	54,809	2.4%	167,763	167,513	0.1%
Less: Unconsolidated Assets	(1,890)	(1,726)		(5,531)	(5,306)

Same-Property NOI, Consolidated	54,238	53,083		162,232	162,207

Divisional Non Same-Property NOI
Multifamily	3,728	448		7,305	1,516
Office	1,580	127		4,702	362
Retail	4,845	1,384		8,621	4,684

Total Non-Same Property	10,153	1,959		20,628	6,562
Less: Unconsolidated Assets	(701)	(472)		(1,591)	(3,388)

Non Same-Property NOI, Consolidated	9,452	1,487		19,037	3,174

Divisional Total NOI
Multifamily	19,009	15,328	24.0%	52,906	45,815	15.5%
Office	17,871	15,760	13.4%	52,140	49,794	4.7%
Retail	29,401	25,680	14.5%	83,345	78,466	6.2%

Total Divisional NOI	66,281	56,768	16.8%	188,391	174,075	8.2%
Less: NOI, Unconsolidated	(2,591)	(2,198)		(7,122)	(6,678)
Less: Discontinued Operations	(6,991)	(7,474)		(21,672)	(23,296)
Unallocated Corporate Rev	1,956	1,242		4,632	3,767
Other Expense	(17)	(35)		40	(66)
General & Administrative Expenses	(6,992)	(4,936)		(18,209)	(15,001)
Depreciation	(22,085)	(18,362)		(60,441)	(53,668)
Amortization	(3,418)	(1,895)		(8,562)	(5,681)

Income from Operations, restated for additional discontinued operations	26,143	23,110		77,057	73,452
Total Other Income (Expense)	(20,527)	(13,437)		(52,889)	(44,716)

Income from Continuing Operations before Extraordinary Items, Minority Interest and Discontinued Operations, as restated for additional discontinued operations	5,616	9,673		24,168	28,736

Add: Discontinued Operations Income, post 3Q 2003	—	5,194		—	16,102

Income from Continuing Operations before Extraordinary Items, Minority Interest and Discontinued Operations, per corresponding 10-K or 10-Q	5,616	14,867		24,168	44,838

Divisional NOI is defined as total property revenues, including unconsolidated partnerships and joint ventures, less real estate expenses (such items as repairs and maintenance, payroll, utilities, property taxes, insurance, advertising, management fees).

The Company believes Total Divisional NOI (and other NOI measures aggregating segment data) is useful to investors as a meaningful indicator of property level operating performance and current market conditions affecting the Company . Additionally, the Company also believes Total Divisional NOI (and such other NOI measures) is useful to investors because NOI is commonly used industry-wide to evaluate and compare property level operating results of real estate companies, allowing investors to view the Company in comparison to these other real estate companies. The Company cautions investors that other real estate companies may calculate Total Divisional NOI on a basis different than the Company. In addition, Total Divisional NOI (and such other NOI measures) should not be viewed as a substitute measure of performance for GAAP income from continuing operations or other applicable GAAP performance measures.

3Q04	- 4 -	NYSE: CLP